Exhibit 31.1

CERTIFICATION

I, Sean A. Windeatt, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of BGC Group, Inc. for the year ended December 31, 2025 as filed with the Securities and Exchange Commission on the date hereof; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ SEAN A. WINDEATT
Sean A. Windeatt
Co-Chief Executive Officer

Date: April 28, 2026